MEMORANDUM OF UNDERSTANDING


         This MEMORANDUM OF UNDERSTANDING is made effective as of __________ _____, 2003, by and between LOU KAUCIC ("Employee") and APPLEBEE'S INTERNATIONAL, INC., a Delaware Corporation ("Company") (collectively "the parties").

         WHEREAS, the parties desire to set forth their understanding of the terms and conditions of (1) Employee's continued full-time employment with Company as Company's Chief People Officer, (2) Employee's continued employment with Company after conclusion of Employee's full-time employment with Company as Chief People Officer, and (3) the general terms and conditions of Employee's separation from Company.

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions hereof, Company and Employee hereby agree as follows:

         1. Employee's Full-Time Employment With Company. Regarding Employee's continued full-time employment with Company as Company's Chief People Officer:

                  (a) Employee shall remain employed full-time as Company's Chief People Officer until such time as his successor as Company's
         Chief People Officer is selected and in place, and for a transition period thereafter, but for no longer than through July 1, 2005;

                  (b) During any continued employment of Employee as Company's Chief People Officer, Employee shall (1) receive the base salary applicable to the Chief People Officer position, including, but not limited to, appropriate adjustments in base salary based on performance as determined by Company in its sole and exclusive discretion; (2) receive bonuses applicable to the Chief People Officer position at the normal bonus percentages and subject to the terms and conditions of the Company's bonus plan, including a non-prorated bonus for year 2005, payable in the first quarter of 2006; (3) be eligible to receive appropriate stock option grants, including for 2006 (any options granted in 2004, 2005 and 2006 will provide continued vesting after retirement); (4) be eligible to receive payouts for any granted performance share awards as described in each Performance Share Award Agreement; (5) be eligible for the benefits attendant to the Chief People Officer position, including, but not limited to, applicable medical, dental, drug, and vision coverage; and (6) be eligible for any and all other benefits or perquisites of employment attendant to the Chief People Officer position; and

                  (c) Employee understands Employee's continued employment as Company's Chief People Officer is subject to Company's employment practices and policies applicable to the Chief People Officer position during such continued employment and is at all times at-will in all respects, which means, among other things, it is of not of any definite duration, can be terminated at any time for any lawful reason or for no reason, and remains subject to Employee's continued satisfactory performance, in Company's sole and exclusive discretion, of the Chief People Officer duties and responsibilities and any other duties and responsibilities Employee is assigned from time to time.

         2.  Employee's  Post  Full-Time  Employment  With  Company.   Regarding
Employee's continued employment with Company from July 1, 2005 through March 1, 2006:

                  (a) Employee shall be employed part-time by Company for up to nine months, during which part-time employment Employee shall (1) perform special project work for up to twenty-five (25) hours per week as reasonably requested by Company's Chief Executive Officer and/or the Chief People Officer, as the case may be; (2) continue to receive the base salary Employee received on his last day of full-time employment as Company's Chief People Officer through December 31, 2005, less applicable deductions and withholdings, according to Company's then existing payroll schedule, and any hours worked by Employee, as approved by the Chief Executive Officer or the Chief People Officer, will be paid at a rate of $145.00 per hour, less applicable deductions and withholdings, according to the Company's then existing payroll schedule; (3) remain eligible to elect coverage under Company's employee medical, dental, drug, and vision plans as Employee is enrolled in such plans on his final day of full-time employment as Company's Chief People Officer, with Company paying the employer portion of premiums for any such elected coverage; (4) be eligible to receive payouts for earlier granted performance share awards as described in each Performance Share Award Agreement but not new award grants under Company's performance share payout program; (5) be eligible to participate in the benefits and perquisites applicable to direct reports of Company's Chief Executive Officer, including, but not limited to, executive physical, retirement/tax/financial planning, and long-term disability insurance; and (6) be eligible to receive a stock option grant of 10,000 shares in January 2006; and

                  (b) Employee understands Employee's part-time employment with Company is subject to Company's employment practices and policies applicable to such position during such part-time employment and is at all times at-will in all respects, which means, among other things, it is of not of any definite duration, can be terminated at any time for any lawful reason or for no reason, and remains subject to Employee's continued satisfactory performance, in Company's sole and exclusive discretion, of duties and responsibilities Employee is assigned from time to time.

         3. Employee's Separation From Company. Provided Employee remains employed by Company as contemplated by paragraphs 1 and 2 of this Memorandum of Understanding, Employee agrees he will retire from Company on April 30, 2006 and thereby be entitled to any and all applicable retirement benefits. Employee further agrees that, if requested, upon any separation from Company, he will fully release and forever discharge Company by executing a separation agreement containing a release similar to that set forth below:

                  Employee (and anyone acting on Employee's behalf) hereby RELEASES AND FOREVER DISCHARGES Company (including all of its current and/or former insurers, current and/or former directors, current and/or former officers, current and/or former fiduciaries, current and/or former employees, current and/or former agents, current and/or former successors, current and/or former assigns, current and/or former related corporations, current and/or related entities, and any and all other entities currently and/or formerly affiliated with or related to it (collectively hereinafter "Company Affiliates")), to the maximum extent permitted by law, from any and all claims, demands, and causes of action ("claims") Employee had or may have had against Company (including any Company Affiliates) up to the date Employee signs this Agreement, which claims include, but are not limited to, claims for attorney's fees; claims under any local, state, and/or federal statutory or common law, including, but not limited to, claims for libel, slander, defamation, breach of contract, and/or wrongful termination; claims for discrimination under any local, state, and/or federal statutory or common law, including, but not limited to, any and all claims under 42 U.S.C. ss.ss. 1981 and 1983, Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Kansas Act Against Discrimination, and the Missouri Human Rights Act; claims under the U.S. Constitution and/or any state constitution, including the State of Kansas and the State of Missouri; claims under any other local, state, and/or federal statutory or common law not specifically referenced in this paragraph; and claims under any other agreement with Company or under any of Company's policies and/or practices.

         4. Termination Without Cause.

                  (a) In the event the Company terminates Employee prior to October 31, 2004 other than for Cause, then (i) the Company will pay to Employee, beginning the month following the month of such termination, in 24 equal monthly installments, an amount equal to two (2) times his then current annual base salary, subject to all applicable payroll taxes and deductions, and (ii) the 12 month post-termination periods under Sections 2(a) and 2(b) of the Confidentiality, Non-Solicitation and Non-Competition Agreement dated of even date herewith will automatically be extended to 24 months.

                  (b) The following shall constitute "Cause":

                           (i) Employee is convicted of -- or pleads no contest / nolo contendre to -- any felony or any other serious criminal offense; or

                           (ii) Employee breaches any material provision of this
                  Agreement or habitually neglects to perform his duties under this Agreement (other than for reasons related to illness, injury or temporary disability) and such breach or neglect is not corrected in the Company's good faith belief within fifteen (15) business days after receipt of written notice from the Chief Executive Officer; or

                           (iii) Employee breaches any provision of the Confidentiality, Non-Solicitation and Non-Competition Agreement of even date herewith, and such breach is not corrected in the Company's good faith belief within five (5) business days after receipt of written notice from the Chief Executive Officer; or

                           (iv)  Employee is  determined  to have  violated  any
                  applicable   local,   state  or  federal   law   relating   to
                  discrimination or harassment through egregious conduct; or

                           (v) Employee dies or becomes permanently disabled from continuing to provide the level of service required under this Agreement.

         5. Restrictions on Employee's Activities. Employee agrees immediately to execute the Confidentiality, Non-Solicitation, and Non-Competition Agreement attached hereto.

Dated:  __________, 2003
                                               --------------------------------
                                   Lou Kaucic


Dated:  __________, 2003           Applebee's International, Inc.

                                   By:
                                      -----------------------------------------
                                      Title:

                      CONFIDENTIALITY, NON-SOLICITATION AND
                            NON-COMPETITION AGREEMENT

         This Confidentiality, Non-Solicitation, and Non-Competition Agreement ("Agreement") is made effective as of __________ _____, 2003 by and between LOU KAUCIC ("Employee") and APPLEBEE'S INTERNATIONAL, INC., a Delaware Corporation ("Company") (collectively "the parties").

         This Agreement is not an employment contract, and the employment relationship between Company and Employee is and remains at all times at will in all respects.

         In consideration of the employment/continued employment of Employee by Company as outlined in the parties' Memorandum of Understanding and in consideration of the promises contained in this Agreement, the sufficiency and adequacy of which consideration Employee hereby acknowledges and accepts, Employee and Company agree as follows.

         1. Non-Disclosure and Return of Confidential Information. Employee acknowledges his position with Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of Company. Both during Employee's employment with Company and after the termination of Employee's employment with Company for any reason by either Employee or Company, Employee agrees as follows:

                  a. He shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of Company, including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes, and specifications relating to its customers, suppliers, products, and services;

                  b. He shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of his employment with Company or by law; and

                  c. He shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of Company, whether prepared by Employee or otherwise coming into his possession, shall be the exclusive property of Company and shall be delivered to Company and not retained by Employee upon termination of his employment for any reason whatsoever or at any other time upon request of Company.

         2. Non-Solicitation Agreement.

                  a. Non-Solicitation of Employees. Employee agrees that during Employee's employment with Company, and for a period of twelve (12) months after termination of Employee's employment with Company for any reason by either Employee or Company, Employee will not directly or indirectly for himself or for any third party, except as otherwise agreed to in writing by Company's Chief Executive Officer, employ or hire any other person who is then employed by Company, or solicit, induce, recruit, or cause any other person who is then employed by Company to terminate his/her employment for the purpose of joining, associating, or becoming employed with any business or activity that is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which Company may become involved after the date hereof and prior to the date of any termination of Employee's employment with Company for any reason by either Employee or Company.

                  b. Non-Solicitation of Customers. Employee agrees that during Employee's employment with Company, and for a period of twelve (12) months after termination of Employee's employment with Company for any reason by either Employee or Company, Employee will not directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, the business or patronage of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of Company.

         3. Non-Competition Agreement

                  a. Restriction on Competition. Employee agrees that, during Employee's employment with Company, and for two (2) years after termination of Employee's employment with Company for any reason by either Employee or Company, Employee will not compete with the business of Company or its successors or assigns in any geographic area serviced by Company. This agreement not to compete means, among other things, Employee shall not, without the prior written consent of Company's Chief Executive Officer, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than five percent 5% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any business in North America engaged in the casual dining restaurant industry or in any other segment of the restaurant industry in which Company or any subsidiary of Company may become involved after the date hereof and prior to the date of termination of Employee's employment with Company for any reason by either Employee or Company. For purposes of this Agreement, "casual dining restaurant industry" consists of "sit down table service" restaurants serving alcoholic beverages, with a per guest average guest check within the United States of under $20.00 (adjusted upward each year to recognize Company menu price increases).

         4. General Provisions.


                  a. Judicial Modification. Company and Employee specifically acknowledge and agree that the foregoing covenants of Employee in paragraphs 1-3 are reasonable in content and scope and are given by Employee for adequate consideration. Company and Employee further acknowledge and agree that, if any court of competent jurisdiction or other appropriate authority shall disagree with the parties' foregoing agreement as to reasonableness, then such court or other authority shall reform or otherwise the foregoing covenants as reason dictates.

                  b. Equitable Relief. The restrictions contained in paragraphs 1-3 are necessary for the protection of the legitimate business interests, goodwill, trade secrets, and confidential and proprietary information of Company. Employee agrees any breach of paragraphs 1-3 will cause Company substantial and irrevocable damage. Employee further agrees that, in addition to such other remedies that may be available, including the recovery of damages from Employee, Company shall have the right to injunctive relief to restrain or enjoin any actual or threatened breach of the provisions of paragraphs 1-3, without posting bond. If Company prevails in a legal proceeding to remedy a breach or threatened breach of this Agreement, then Company shall be entitled to receive reasonable attorney's fees, expert witness fees, and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be granted.

                  c. Severability. The terms and provisions of this Agreement are severable in whole or in part, and if any term or provision of this Agreement is deemed invalid, illegal, or unenforceable by a court of competent jurisdiction, the remaining terms and provisions shall remain in full force and effect.

                  d. Assignment. This Agreement is personal and not assignable by Employee. Company may assign this Agreement to any successor in interest to the business, or part thereof, of Company.

                  e. Governing Law and Consent to Jurisdiction. This Agreement and all disputes relating to Employee's employment with Company shall be subject to, governed by, and construed in accordance with the laws of the State of Kansas, irrespective of the fact that one or both of the parties now is or may become a resident of a different state. Employee hereby expressly submits and consents to the exclusive personal jurisdiction and exclusive venue of the federal and state courts of competent jurisdiction in the State of Kansas.

                  f. No Conflicting  Agreements.  Employee represents to Company
         (1) there are no restrictions, agreements, or understandings whatsoever to which employee is a party that would prevent or make unlawful his execution or performance of this Agreement or his employment hereunder and (2) Employee's execution of this Agreement and employment with Company does not constitute a breach of any contract, agreement, or understanding, oral or written, to which Employee is a party or by which Employee is bound.

                  g. Disclosure of Agreement. In the event Company has reason to believe this Agreement has or may be breached, Employee acknowledges and consents that this Agreement may be disclosed by Company, without risk of liability, to a current or prospective employer of Employee or other business entity.

                  h. Survival. The obligations contained in this Agreement survive the termination, for whatever reason, of Employee's employment with Company.

                  i. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings, if any, between the parties with respect to the employment of Employee. This Agreement may be modified or amended only by an agreement in writing signed by both parties.

                  j. No Waiver. The failure of either party to insist on the performance of any of the terms or conditions of this Agreement, or failure to enforce any of the provisions of this Agreement, shall not be construed as a waiver or a relinquishment of any such provision. Any waiver or failure to enforce on any one occasion is effective only in that instance, and the obligations of either party with respect of any provision in this Agreement shall continue in full force and effect.

         THE PARTIES ARE CAUTIONED THAT, BY COMPLETING AND EXECUTING THIS AGREEMENT, LEGAL RIGHTS AND DUTIES ARE CREATED. THEY ARE ADVISED TO CONSULT INDEPENDENT LEGAL COUNSEL AS TO ALL MATTERS CONTAINED IN THIS DOCUMENT.

Date:  ______________________
                                      --------------------------------------
                                      Lou Kaucic




                                      Applebee's International, Inc.


Date:  ______________________      By:
                                      --------------------------------------
                                                     Title: